UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

NewAge, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2420 17th Street, Suite 220, Denver, CO 80202
(Address of principal executive offices) (Zip Code)

(303) 566-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, NewAge, Inc. (the “Company”) and Gregory A. Gould, the Chief Financial Officer of the Company, entered into a Modification and Transition Addendum to Employment Agreement and Indemnification Agreement (the “Agreement”), which provides that Mr. Gould will continue to serve as Chief Financial Officer of the Company until July 2, 2021 (the “Term”).

As part of the transition, Mr. Gould will receive one year of base salary plus target bonus in accordance with Section 9 of the Employment Agreement, dated May 8, 2020 (the “Employment Agreement”), between the Company and Mr. Gould. Mr. Gould will receive his earned 2020 performance bonus no later than March 15, 2021 and a one year target performance bonus for his work in 2021 payable on July 31, 2021. For his continued service and support through the transition, the Company will issue 125,000 stock options, which will be granted by March 10, 2021, vest on July 2, 2021, and have an expiration date of three years after the issue date, and a one-time bonus of $400,000.

Following the Term, the Company will pay Mr. Gould’s COBRA health care premiums for one year. Mr. Gould will also receive title to any Company automobile and laptop provided for his use.

The Agreement also provides that any unvested shares of restricted stock and stock options previously granted to Mr. Gould continue to vest on their existing schedules until July 2, 2021, when they will become fully vested. Mr. Gould may exercise any options at any time before their original stated expiration date. Under the Agreement, each party has agreed to release any and all claims such party may have against the other party. The confidentiality, non-disparagement and non-solicitation provisions of the Employment Agreement remain in effect.

The Agreement also modifies the Indemnification Agreement, dated December 28, 2019, between the Company and Mr. Gould.

The summary of the Agreement in this Current Report on Form 8-K is qualified by reference to the full text of the Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.

On March 5, 2021, the Company issued a press release announcing the transition of Mr. Gould and the hiring of Carin Reinhardt, a copy of which is filed as Exhibit 99.1.

The information under Item 7.01 and in Exhibit 99.1 of this report is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 7.01 and in Exhibit 99.1 of this report are not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1	Modification and Transition Addendum to Employment Agreement and Indemnification Agreement, dated as of March 3, 2021, between NewAge, Inc. and Gregory A. Gould.
99.1	Press Release, dated March 5, 2021
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAge, Inc.

Date: March 5, 2021	By:	/s/ Brent Willis
Brent Willis Chief Executive Officer